UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2011

EMULEX CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

3333 Susan Street

Costa Mesa, California 92626

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously reported, Emulex Corporation (the “Company”) was a defendant in a consolidated patent infringement suit brought by Broadcom Corporation in the United States District Court for the Central District of California alleging that the Company is infringing Broadcom’s patents covering certain data and storage networking technologies. On October 12, 2011, the jury returned a verdict in the lawsuit and on October 13, 2011, the Company issued a press release regarding the jury’s verdict. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K. Additional details regarding the jury’s findings are set forth below.

The jury rendered an advisory verdict to the Court that the Broadcom C3MOS SerDes patents (6,424,194; 7,486,124; and 7,724,057) were not invalid, but could not reach a unanimous verdict regarding whether they were infringed by the Emulex product models Zephyr, BE2, BE3, XE201 (Lancer), and SOC 442, or the Applied Micro Circuits model QT2025. The jury rendered an advisory verdict to the Court that the Broadcom phase interpolater SerDes patent (7,058,150) was not invalid, and it was resolved that the patent was infringed by the Emulex product models BE2, BE3, XE201 (Lancer), and SOC 442. The US revenue for the BE2, BE3, XE201, and SOC 442 based products was less than 5 percent of Emulex’s worldwide revenue of approximately $123 million for the fourth quarter of fiscal year 2011. The jury determined that the Broadcom ‘500 switch patent (7,450,500) was not infringed by the Emulex product models SOC 320, SOC 422, SOC 442, SOC 804 Sequoia, 850, and 870. The jury could not reach a unanimous verdict regarding whether the Broadcom ‘691 switch patent (7,471,691) was infringed by the Emulex product models SOC 320, SOC 422, SOC 442, and Sequoia. The court case number for the lawsuit is SACV 09-01058-JVS(ANx) c/w CV 10-3963-JVS(ANx).”

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated October 13, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION

Date: October 13, 2011	BY:	/s/ James M. McCluney
James M. McCluney, Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 13, 2011

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